SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [_]
         Check the appropriate box:

      [ ] Preliminary Proxy Statement  [_] Confidential, for Use of the
      [ ] Definitive Proxy Statement       Commission Only (as permitted by
      [X] Definitive Additional Materials  Rule 14a-6(e)(2))
      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           THE BROOKLYN UNION GAS COMPANY
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     ------------------------------------------
                     (NAME OF PERSON(S) FILING PROXY STATEMENT,
                           IF OTHER THAN THE REGISTRANT)

      Payment of Filing Fee (Check the appropriate box):
       [X]  No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies.
        -------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:
        -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        (4) Proposed maximum aggregate value of transactions:
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        (5) Total fee paid:
        -------------------------------------------------------------------







       [_]  Fee paid previously with preliminary materials.
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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        (1) Amount Previously Paid:

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        (4) Date Filed:

        -------------------------------------------------------------------







                                  A conversation

                                       with

                                 Brooklyn Union's

                                 CEO, Bob Catell



                             [Pictures of Bob Catell]




                          About why you should vote for
                      the Brooklyn Union/LILCO combination.


































         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
         This document includes forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. For those statements, Brooklyn Union claims the protec-tion of the safe harbor for forward-looking statements con-tained in the Private Securities Litigation Reform Act of 1995. Shareholders of Brooklyn Union and shareholders of LILCO should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference herein, could affect the future results of the Holding Company, Brooklyn Union and LILCO, and could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by Brooklyn Union or LILCO and in the markets that will be served by them; a significant delay in the expected closing of the Combination and/or LIPA Transaction, or the failure of either transaction to close; future regulatory actions and conditions in Brooklyn Union's and LILCO's operating areas; and the timing and extent of changes in commodity prices for crude oil, nat-ural gas, electricity and interest rates.







         [Picture of Bob Catell]


         Dear Fellow Shareholders,

         As you know I have always measured myself and Brooklyn Union's success by our ability to create value for our shareholders, and better service and value for our customers. We are focused on the value of your investment over the long term and creating a larger, stronger company with greater growth opportunities and the capacity to pay higher dividends. In fact, we anticipate that the initial annualized dividend of the new holding company to be formed in connection with the Brooklyn Union/LILCO combination will be $1.78 per share. This is an increase of $.32 cents a share, or 22%, for Brooklyn Union shareholders.

         In this new competitive era, we must seek to broaden our asset base, gain access to more customers and supply more than one fuel or energy source. We have long realized that the most natural, most opportune direction for our future growth was eastward into Long Island. No other opportunity that we have looked at offers the degree of growth potential that exists on Long Island. Moreover, no other opportunity offers the synergies achievable by being adjacent to our partner's operations. I want to assure you that this combination with LILCO provides the best strategic fit available at this time.

         In addition to voting on the LILCO transaction, we are also asking you to vote on the formation of the KeySpan holding company as an interim step for Brooklyn Union prior to the combination. The creation of this holding company will give us the flexibility we need to continue to position us in the rapidly changing energy marketplace.

         Recently, you received a copy of our filing with the Securities and Exchange Commission. This booklet should give you a clear picture of why your board of directors and management team strongly support the transaction and urge that you vote FOR the combination and FOR the formation of KeySpan Energy Corporation.

         We need  your  support.   Approval  of  the  LILCO  transaction
         requires a FOR vote from holders of at least two thirds of Brooklyn Union's common stock--and abstentions will have the effect of votes against the LILCO transaction. The same holds true for the vote on KeySpan. So, PLEASE take the time to fill out the proxy card and register a vote FOR the LILCO transac-tion and the KeySpan transaction. If you have any questions regarding the LILCO transaction or KeySpan Energy Corporation,







         please call our proxy solicitor, Georgeson & Company,  Inc.  at
         (800) 223-2064, or send an e-mail to proxy@bug.com.

                                  Sincerely,


                                   /s/ Robert B. Catell

                                  ROBERT B. CATELL
                                  Chairman and Chief Executive Officer







         Bob Catell responds to shareholder questions


         WHAT AM I BEING ASKED TO VOTE ON?

         We are asking you to vote on two things.

         First, we need your vote to approve Brooklyn Union's combina-tion with LILCO.

         Second, we need your vote to approve the formation of the KeySpan Energy Corporation. In the interim before the Brooklyn Union/LILCO combination is completed, KeySpan will give us the flexibility we need to grow our non-utility businesses and fur-ther increase value for our shareholders.


         WHY SHOULD I VOTE FOR THE BROOKLYN UNION/LILCO TRANSACTION?

         This combination will create a larger, stronger company, better positioned for success in the competitive energy marketplace. Shareholders will benefit from increased revenues, earnings, and dividends and the enhanced ability of the company to pro-vide its broader customer base with competitive energy products and services.


         WHO WILL MANAGE THE NEW COMPANY?

         For one year after the combination I will serve as the Presi-dent and Chief Operating Officer of our new company and Dr. Catacosinos will be Chairman and Chief Executive Officer. Dur-ing this transition, we will be leading the integration of the two companies. After that, I will become the new company's Chief Executive Officer and Dr. Catacosinos will remain as Chairman.


                        WHAT HAPPENS TO MY DIVIDENDS?

         [picture       Your annual dividend per share will increase
          of Bob        from $1.46 per share to $1.78 per share, an
          Catell]       increase of 22%.


                        ARE THERE ANY TAX CONSEQUENCES TO SHAREHOLDERS AS A RESULT OF THIS TRANSACTION?

                        The exchange of Brooklyn Union shares for shares in the new holding company will be tax-free for federal income tax purposes.







         WHAT IS LIPA?  WHAT DOES IT HAVE TO DO WITH THE
         BROOKLYN UNION/LILCO COMBINATION?
                                                                [picture
                                                                  of Bob
                                                                 Catell]
         The Long Island Power Authority (or LIPA) is an agency of New York State created to, among other things, reduce electric rates on Long
         Island. The agency is authorized to acquire all or any part of LILCO's securities or assets in order to reduce electric rates paid by LILCO custom-ers.

         LILCO has entered into an agreement with LIPA under which LIPA will acquire LILCO's electric transmission and distribution system, its regulatory assets and its interest in the Nine Mile Point 2 nuclear power plant. LIPA will also assume $4 billion in debt and preferred stock. In exchange for this, Brooklyn Union/LILCO will receive approximately $1.7 billion in net pro-ceeds that can be used to further grow our new company.

         Our agreement to combine with LILCO is not conditioned on the sale to LIPA being approved or completed.


         WHEN DO YOU EXPECT THE COMBINATION TO BE COMPLETED?

         We are working to complete all aspects of the transaction as quickly as possible. We currently expect the combination to be completed in the second half of 1998.


         MY SHARES ARE HELD IN MY BROKER'S NAME.
         WILL MY BROKER VOTE MY SHARES FOR ME?

         Your broker cannot vote your shares unless you provide written instructions on how to vote. Without your instructions, your shares held in what is called "street name" will not be voted, which will have the same effect as voting against the combina-tion. Therefore, we urge you to instruct your broker or bank in writing to vote your shares FOR the combination and FOR the KeySpan proposal.


         WHAT DO I NEED TO DO NOW?

         Just return your SIGNED, DATED, PROXY CARD today.


         WHOM DO I CALL IF I HAVE FURTHER QUESTIONS?

         If you have questions, please call our proxy solicitor, Georgeson & Company, Inc. at (800) 223-2064. You can also send us an e-mail at proxy@bug.com.







                        VOTE FOR:  ACCELERATED DIVIDEND GROWTH

         [picture       Brooklyn Union shareholders will receive a
          of Bob        substantial increase in their dividend with this
          Catell]       combination.  We are proud of our long tradition
                        -- over 21 consecutive years -- of delivering annual dividend increases to our shareholders.

         This transaction will increase your annual dividend from $1.46 per share to $1.78 per share, an increase of 22%.


                            GROWTH IN ANNUAL DIVIDENDS

         [Chart showing growth in annual dividends per share from $0.57 in 1972 to $0.62 in 1978 to $1.00 in 1984 to $1.24 in 1990 to
         $1.46 in 1997 to a projected $1.78 in 1998.]







         VOTE FOR:  THE PREMIER NORTHEAST ENERGY COMPANY

         The Brooklyn Union/LILCO combination will have a service terri-tory of over 1,400 square miles covering the Borough of Brook-lyn, most of Queens and Staten Island and Nassau and Suffolk counties of Long Island, offering customers a full energy port-folio which should allow us to take advantage of the signifi-cant upside potential of the convergence of gas and electric companies within the energy industry.


         [Map of New York City and Long Island, showing Brooklyn Union Service Territory and LILCO Service Territory.]


         This combination is good for customers, New York City and Long Island. The combined company will:

                   Have approximately 2 million customers;

                   Spur increased regional business growth;

                   Achieve more than $1 billion in savings over 10 years, which will reduce customer rates;

                   Combine Brooklyn Union and LILCO's high standard of customer service;

                   Continue the commitment to Brooklyn Union/LILCO com-munities
                                                                [Picture
                                                                  of Bob
                                                                 Catell]







         HERE'S WHAT THE BROOKLYN UNION/LILCO HOLDING COMPANY WILL LOOK LIKE WITHOUT THE LIPA TRANSACTION



                             BU/LILCO HOLDING COMPANY
                             ------------------------
                                       |
      ---------------------------------------------
      |            |                              |
  ----|----     ---|---  -------------------------|-----------------------------
  BROOKLYN        BU        LILCO         LILCO         LILCO         LILCO
  UNION GAS     ENERGY       GAS         ELECTRIC     REGULATORY     ELECTRIC
DISTRIBUTION   RELATED   DISTRIBUTION   GENERATION    AND OTHER    TRANSMISSION
                 GROUP                                 ASSETS     & DISTRIBUTION

      The Brooklyn Union/LILCO combination will be well positioned for competition.

      The current Brooklyn Union and LILCO utilities will be operated as separate subsidiaries of the new holding company.

      UNDER THE TERMS OF THE BROOKLYN UNION/LILCO AGREEMENT:

               Brooklyn Union shareholders will receive one share of Brooklyn Union/LILCO for each Brooklyn Union share they own;

               LILCO shareholders will receive .803 of a share of Brooklyn Union/LILCO for every share of LILCO they own;

               The dividend on each Brooklyn Union/LILCO share will be
               $1.78



      [Picture
       of Bob
       Catell]







         HERE'S WHAT THE BROOKLYN UNION/LILCO
         HOLDING COMPANY WILL LOOK LIKE WITH THE
         LIPA TRANSACTION                                       [Picture
                                                                  of Bob
                                                                 Catell]

       BU/LILCO HOLDING COMPANY                               LIPA
       ------------------------                               ----
                   |                                            |
      --------------------------------                          |
      |           |                  |                          |
  ----|----    ---|---      ---------|---------     ------------|---------------
  BROOKLYN       BU         LILCO         LILCO        LILCO         LILCO
  UNION GAS    ENERGY        GAS        ELECTRIC    REGULATORY      ELECTRIC
DISTRIBUTION   RELATED   DISTRIBUTION  GENERATION    AND OTHER     TRANSMISSION
                GROUP                                 ASSETS      & DISTRIBUTION



         LILCO's agreement with the Long Island Power Authority (LIPA) would enhance the original Brooklyn Union/LILCO transaction.

         UNDER LILCO'S AGREEMENT WITH LIPA:

                   LIPA will acquire LILCO's interest in the Nine Mile Point 2 nuclear plant;

                   LIPA will acquire LILCO's regulatory assets;

                   LIPA will acquire LILCO's electric transmission/dis-tribution system;

                   Brooklyn Union/LILCO will manage this system under an 8-year agreement with LIPA;

                   LIPA will assume $3.6 billion in debt, and approxi-mately $340 million of preferred stock;

                   Brooklyn Union/LILCO will receive net cash proceeds of approximately $1.7 billion;

                   Brooklyn Union shareholders will receive one share of Brooklyn Union/LILCO for each Brooklyn Union share they own; LILCO shareholders will receive .880 of a share of Brooklyn Union/LILCO for each LILCO share they own;

                   The dividend on each Brooklyn Union/LILCO share will be $1.78

         Our combination with LILCO is not conditioned on approval or consummation of the agreement with LIPA.







         [Picture       In Voting FOR The Brooklyn Union/LILCO
          of Bob        Combination, You Are Voting FOR:
          Catell]
                             a 22% increase in the annual dividend from $1.46 per share to $1.78 per share, to become payable quarterly in the first year after the combination;

                             a natural alliance of adjoining service
                             territories with nearly two million custom-ers and $1 billion in synergies realized over 10 years;

                             a broader base for future earnings growth from increased customers and a wider range of products and services;

                             a larger, more diverse, stronger company, positioned to be a formidable competitor in the energy industry in the Northeastern United States;

                             the implementation of Brooklyn Union's
                             vision of becoming the Northeast's premier energy company.







         PLEASE SIGN AND MAIL YOUR PROXY TODAY

         Your Board of Directors and management team urge you to vote FOR the combination with LILCO and FOR the formation of KeySpan Energy Corporation on the enclosed proxy card.

         Remember, not returning your proxy card, or abstaining, has the same effect as voting against the combination and the formation of KeySpan Energy Corporation.

                         Please call our proxy solicitor,
                   Georgeson & Company, Inc. at (800) 223-2064
                 if you have any questions about the combination
                 or the formation of KeySpan Energy Corporation.

                   You can also send an e-mail to proxy@bug.com









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